Exhibit 99.1

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2014

	As reported	Pro Forma Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$7,877,432	$(2,218,397)	(1)	$5,659,035
Short-term investments	1,269,467	(1,269,467)	(1)	—
Accounts receivable	175,191	360,014	(1)	535,205
Other current assets	365,461	(91,012)	(1)	274,449

Total current assets	9,687,551			6,468,689

Equipment, net	287,827	(2,477)	(1)	285,350
Restricted cash	2,427,874			2,427,874
Other long-term assets	65,192	(8,048)	(1)	57,144
Investment in Incuron, LLC	—	144,572	(1)
		4,855,428	(2)	5,000,000

Total assets	$12,468,444			$14,239,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable & accrued expenses	$2,685,784	(272,732)	(1)	$2,413,052
Deferred revenue	356,580			356,580
Accrued warrant liability	1,861,013			1,861,013
Current portion of notes payable & capital lease obligations	765,214			765,214

Total current liabilities	5,668,591			5,395,859

Noncurrent portion of notes payable & capital lease obligations	3,479,396			3,479,396

Commitments and contingencies	—			—

Total liabilities	9,147,987			8,875,255

Stockholders’ equity:
Preferred stock	—			—
Common stock	285,551			285,551
Additional paid-in capital	134,773,438	(2,434,114)	(1)	132,339,324
Other comprehensive income/(loss)	(201,214)	(7,781)	(1)	(208,995)
Accumulated deficit	(145,207,333)	9,444,003
		4,855,428	(2)	(130,907,902)

Total Cleveland BioLabs, Inc. stockholders’ (deficit) equity	(10,349,558)			1,507,978
Noncontrolling interest in stockholders’ equity	13,670,015	(9,814,191)	(1)	3,855,824

Total stockholders’ equity	3,320,457			5,363,802

Total liabilities and stockholders’ equity	$12,468,444			$14,239,057

See Note to Unaudited Consolidated Pro Forma Financial Statements for Explanations of Adjustments

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

	As reported	Pro Forma Adjustments		Pro forma
Revenues:
Grants and contracts	$8,487,966	$(2,060,080)	(3)	$6,427,886
Services	—	2,455,071	(3)	2,455,071

Total revenue	8,487,966			8,882,957

Operating expenses:
Research and development	19,525,950	(2,081,709)	(3)	17,444,241
General and administrative	12,038,775	(1,191,746)	(3)	10,847,029
Equity in loss of Incuron, LLC	—	1,693,170	(3)	1,693,170

Total operating expenses	31,564,725			29,984,440

Loss from operations	(23,076,759)			(21,101,483)

Other income (expense):
Interest and other income (expense)	44,925	(86,859)	(3)	(41,934)
Foreign exchange gain (loss)	38,202	23,971	(3)	62,173
Gain on deconsolidation of Incuron, LLC	—	6,452,088	(1)
		4,855,428	(2)	11,307,516
Change in value of warrant liability	2,864,348			2,864,348

Total other income	2,947,475			14,192,103

Net loss	(20,129,284)			(6,909,380)

Net loss attributable to noncontrolling interests	2,866,407	(1,470,347)	(3)	1,396,060

Net loss attributable to Cleveland BioLabs, Inc.	$(17,262,877)			$(5,513,320)

Net loss available to common stockholders per share of common stock, basic and diluted	$(0.38)			$(0.12)

Weighted average number of shares used in calculating net loss per share, basic and diluted	45,002,823			45,002,823

See Note to Unaudited Consolidated Pro Forma Financial Statements for Explanations of Adjustments

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

	As reported	Pro Forma Adjustments		Pro forma
Revenues:
Grants and contracts	$2,311,467	$(1,000,770)	(3)	$1,310,697
Services	—	559,027	(3)	559,027

Total revenue	2,311,467			1,869,724

Operating expenses:
Research and development	6,832,241	(1,239,300)	(3)	5,592,941
General and administrative	6,449,531	(737,217)	(3)	5,712,314
Equity in loss of Incuron, LLC	—	758,540	(3)	758,540

Total operating expenses	13,281,772			12,063,795

Loss from operations	(10,970,305)			(10,194,071)

Other income (expense):
Interest and other income (expense)	(1,010,640)	(20,526)	(3)	(1,031,166)
Foreign exchange gain (loss)	(330,876)	101,041	(3)	(229,835)
Change in value of warrant liability	1,663,390			1,663,390

Total other income	321,874			402,389

Net loss	(10,648,431)			(9,791,682)

Net loss attributable to noncontrolling interests	1,005,764	(758,585)	(3)	247,179

Net loss attributable to Cleveland BioLabs, Inc.	$(9,642,667)			$(9,544,503)

Net loss available to common stockholders per share of common stock, basic and diluted	$(0.18)			$(0.18)

Weighted average number of shares used in calculating net loss per share, basic and diluted	53,016,147			53,016,147

See Note to Unaudited Consolidated Pro Forma Financial Statements for Explanations of Adjustments

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

NOTE TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

1. Basis of presentation

On November 25, 2014, Cleveland BioLabs, Inc. (the Company or CBLI) and BioProcess Capital Partners LLC, a Russian limited liability company (BCP), effected the transfer of 3.05% of the Company’s participation interest (the Equity) in Incuron LLC (Incuron) to BCP’s affiliated fund, AMC close-end Russian Venture Investment Fund, “BioProcess Capital Ventures”. The transfer of the Equity was made pursuant to the Participation Agreement dated December 9, 2009, as amended by the First and Third Amendments to the Participation Agreement, dated April 13, 2010 and June 17, 2014, respectively, which governs the joint ownership of Incuron by the Company and BCV. As a result of the transfer of Equity to BCV, the Company’s participation interest in Incuron decreased to 46.96% and BCV’s participation interest increased to 53.04%. As CBLI no longer maintains a controlling equity interest, the Company will deconsolidate Incuron effective November 25, 2014. Commencing November 25, 2014, CBLI will account for its ownership interest in Incuron using the equity method of accounting. A pro forma gain on deconsolidation of Incuron has been estimated herein at $14.3 million for illustrative purposes and was determined based on comparison of the fair value of CBLI’s retained investment in Incuron, estimated herein at $5.0 million and the carrying amount of the non-controlling interest on the deconsolidation date illustrated herein as of September 30, 2014 of $9.4 million, less the carrying amount of the net assets of Incuron on the deconsolidation date of $0.1 million. A fair valuation of Incuron is currently underway by an independent consultant. As such, the $5.0 million estimate noted above is subject to change. In addition, the non-controlling interest on November 25, 2014 will be determined and will replace the estimate of $9.4 million determined as of September 30, 2014 for pro forma purposes. CBLI will continue to provide services to Incuron in a third party capacity following the date of deconsolidation to assist in furthering the development of CBL0137 and expects to continue to record service revenues from Incuron.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 present our unaudited pro forma condensed consolidated results of operations giving pro forma effect to the deconsolidation of Incuron as if it had occurred on January 1, 2013 and commence reporting our investment in Incuron LLC on the equity method as of that date. Under the equity method, the carrying amount of the investment is adjusted for the Company’s share of earnings and losses, as well as any capital contributions to and distributions from the investee. The Company intends to classify income and losses related to its equity method investment in Incuron as a component of operating income or loss as the equity investee is an extension of the Company’s core business.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2014 presents our unaudited pro forma condensed consolidated financial position giving pro forma effect to the deconsolidation of Incuron as if it had occurred on September 30, 2014. The Company will evaluate equity investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may have experienced an “other-than-temporary” decline in value. If such conditions exist, the Company compares the estimated fair value of the investment to its carrying value to determine if an impairment is indicated, and whether the impairment is “other-than-temporary” based on an assessment of all relevant factors, including consideration of the intent and ability to retain the investment.

The accompanying unaudited pro forma condensed consolidated financial information is presented for informational purposes only, to provide an understanding of our historical financial results as adjusted for the deconsolidation of Incuron and a subsequent accounting for an investment in Incuron on the equity method. These unaudited pro forma condensed consolidated financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Forms 10-Q and 10-K. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.

These unaudited pro forma condensed consolidated financial statements should be read in connection with the Company’s historical condensed consolidated financial statements for the period ended September 30, 2014, which were included in the Form 10-Q filed on November 10, 2014 and the Company’s historical consolidated financial statements for the year ended December 31, 2013, which were included in the Form 10-K filed on March 17, 2014.

The pro forma adjustments, described below, are based on currently available information, estimates and assumptions that we believe are reasonable in order to reflect, on a pro forma basis, the impact of this deconsolidation on our historical financial information.

Adjustments:

No.	Explanation
1	To eliminate the assets, liabilities and equity associated with Incuron and record its impact on the gain on deconsolidation.
2	To adjust CBLI’s investment in Incuron to fair market value, based on an estimate of $5.0 million, which will be aligned with an actual valuation when available, and record its impact on the gain on deconsolidation.
3	To eliminate the operating results of Incuron and to record CBLI’s equity in the loss of Incuron for the respective periods using the ownership percentage of 46.96% in effect at the date of deconsolidation.